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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant
 to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2001 (April 20, 2001)

ALLIANT TECHSYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10582	41-1672694
(Commission File Number)	(I.R.S. Employer Identification No.)

600 Second Street, N.E., Hopkins, Minnesota 55343

(Address of Principal Executive Offices) (Zip Code)

(952) 931-6000

(Registrant's Telephone Number, Including Area Code)

Item 2.  Acquisition or Disposition of Assets.

    On April 20, 2001, we purchased from Alcoa Inc. for $685 million in cash, all of the common stock of Cordant Technologies Inc. following the transfer and assumption by Alcoa of all of the assets and liabilities other than those related to its Thiokol rocket propulsion systems segment. The total fees and expenses are estimated to be approximately $43 million. Thiokol became part of Alcoa when Alcoa acquired Cordant in May 2000.

    Thiokol is a leading producer of solid rocket propulsion systems for space and defense applications. The largest part of Thiokol's business, comprising 63% of sales in fiscal 2000, is the sale of reusable solid rocket motors to NASA. Other propulsion systems manufactured by Thiokol include CASTOR® solid rocket motors, which are used in unmanned space launch vehicles and STAR™ motors, which are used for placing satellites in their final orbits. Thiokol also manufactures propulsion and ordnance systems for the Trident II and Minuteman missiles, produces illuminating flares and has demilitarization contracts related to the servicing and dismantling of various missiles.

    The purchase agreement for the Thiokol propulsion business contains customary representations, warranties and covenants for transactions of this type. In addition, Alcoa agreed not to compete with us in the propulsion business for a period of three years following the closing. We agreed to continue to employ the officers and employees of Cordant related to the Thiokol propulsion business following the closing and to provide them with employee benefits until December 31, 2002 that are not less favorable in the aggregate than the benefits provided to them before the acquisition.

    We and Alcoa have agreed to indemnify one another for breaches of our respective representations, warranties and covenants in the purchase agreement. Subject to limited exceptions, primarily relating to tax and environmental indemnities, no party may assert a claim for indemnity against the other party for breach of its representations and warranties unless the amount of such claim exceeds $100,000 individually and $5 million in the aggregate with respect to all such claims, in which event the indemnified party may assert its right to indemnification for the full extent of all such indemnifiable losses. The indemnification obligation of each party for breaches of its representations and warranties is capped at $5 million. Alcoa has agreed to indemnify us in full for all liabilities related to the distribution and/or divestiture of Cordant's assets and liabilities other than those related to the Thiokol propulsion business, and all pre-closing tax liabilities, including any tax liabilities arising as a result of the distribution or divestiture. We have agreed to indemnify Alcoa against any post-closing tax liabilities.

    Alcoa has also agreed to indemnify us against any environmental liabilities arising out of the Thiokol propulsion business we acquired to the extent we cannot seek reimbursement or indemnification from the United States government or from Morton International under the terms of the spin-off of Cordant from Morton International in 1989. Alcoa's environmental indemnity is only triggered if our unreimbursed environmental liabilities arising out of the Thiokol propulsion business, at any Thiokol property, exceed $14.0 million, following which we and Alcoa would each bear 50% of the next $20 million of such liability, subject to our having appropriately notified Alcoa of issues identified prior to January 30, 2004. Alcoa's obligation under this environmental indemnity is capped at $10 million.

    Our transitional services agreement with Alcoa and Thiokol provides for certain services supporting our acquisition, including services related to payroll, employee benefits, information systems and tax support.

    In connection with the Thiokol acquisition, we entered into new senior credit facilities consisting of: (1) a $250 million six-year revolving working capital and letter of credit facility; (2) a $300 million six-year Tranche A term loan; and (3) a $500 million eight-year Tranche B term loan. We also entered into a $125 million senior subordinated credit facility. We used the proceeds from the senior credit facilities and the senior subordinated credit facility to pay the purchase price and the related fees and expenses for the Thiokol acquisition and to refinance approximately $277 million of existing indebtedness.

    Following the Thiokol acquisition, we issued $400 million of 8 1/2% senior subordinated notes due 2011 in a private placement. We used the proceeds of the offering to repay the $125 million of debt under the senior subordinated credit facility and to repay borrowings under the revolving credit loans and a portion of the Tranche A term loans under the senior credit facilities.

Item 5.  Other Events.

    This Current Report on Form 8-K/A is being filed with the Securities and Exchange Commission by us for the purpose of amending our Current Report on Form 8-K dated May 2, 2001 and providing (1) audited historical financial information for Thiokol and (2) certain unaudited pro forma information for us, giving effect to the Thiokol acquisition, among other things, all of which are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Financial Statements of Businesses Acquired.

    The required audited combined financial statements of Thiokol Propulsion Operations, a Division of Cordant Technologies Inc., as of December 31, 2000 and for the period from May 26, 2000 to December 31, 2000 (Successor Period) and as of December 31, 1999 and for the period from January 1, 2000 to May 25, 2000 and each of the two years in the period ended December 31, 1999 (Predecessor Periods), together with the independent auditors' report thereon, are included herein as Exhibit 99.4.

  (b)
  Pro Forma Financial Information.

    The required pro forma combined financial statements, which gives effect to the Thiokol acquisition and related financing, are included herein as Exhibit 99.5.

  (c)
  Exhibits.

    The exhibits to this Current Report on Form 8-K/A are:

    99.1
    Press Release issued on April 27, 2001*

    99.2
    Press Release issued on April 27, 2001*

    99.3
    Press Release issued on April 27, 2001*

    99.4
    Financial Statements of Business Acquired

    (i)
    Independent Accountants' Audit Report

    (ii)
    Combined Balance Sheets

    (iii)
    Combined Statements of Income

    (iv)
    Combined Statements of Cash Flows

    (v)
    Notes to Combined Financial Statements

    99.5
    Pro Forma Combined Financial Information

    (i)
    Pro Forma Combined Income Statement

    (ii)
    Pro Forma Combined Balance Sheet

    (iii)
    Notes to Pro Forma Combined Financial Statements

    99.6
    Stock Purchase Agreement, dated as of January 30, 2001, between Alcoa Inc. and Alliant Techsystems Inc.

*
Previously Filed

SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this amendment to its report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ ERIC S. RANGEN Name: Eric S. Rangen Title: Vice President and Chief Financial Officer

Date: June 28, 2001

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SIGNATURES